Exhibit 10.11
OPTION TO PURCHASE REAL ESTATE
     This option made and entered by and between Timothy L. Cheesman and Diana S. Cheesman, husband and wife, 128 South 900 West, Farmland, IN 47340, sometimes hereinafter referred to as CHEESMAN; Lydia B. Harris, Trustee of the Lydia E. Harris Trust under a written trust agreement dated September 18, 1992, 4838 East Heritage Circle, Muncie, IN; sometimes hereinafter referred to as the HARRIS TRUST, and Rex V. James, Trustee of the Mary Frances James Revocable Trust Agreement dated September 18, 2003, 2409 East 39th Street,, Anderson, IN 46013, sometimes hereinafter referred to as the JAMES TRUST; CHEESMAN, HARRIS MUST and JAMES !RUST sometimes hereinafter referred to as SELLER, and Cardinal Ethanol, LLC, 2 OMCO Square, P.O. Bo, 501, Winchester, Indiana 47394, hereinafter referred to as BUYER, WITNESSETH:
     CHEESMAN owns Tract I of the real estate described at Exhibit “A” attached hereto and incorporated herein by reference.
     HARRIS TRUST owns Tract 2 of the real estate described at Exhibit “A” attached hereto axed incorporated herein by reference.
     JAMES TRUST owns TRACT 3 of the real estate described at Exhibit “A” attached hereto and incorporated herein by reference.
     SELLER desires to grant BUYER an option to purchase the real estate described at Exhibit “A”.
     For and in consideration of the sum of One Thousand Five Hundred ($1,500.00) Dollars paid to the CHEESMAN by BUYER, receipt of said sum being acknowledged by the CHEESMA N with the execution of this option; the sum of One Thousand Five Hundred ($1,500.00) Dollars paid to the HARRIS TRUST by BUYER, receipt of said sum being acknowledged by the HARRIS TRUST with the execution of this option; and

the sum of One Thousand Five Hundred ($1,500.00) Dollars paid to the JAMES TRUST by BUYER, receipt of said sum being acknowledged by the JAMES TRUST with the execution of this option; SELLER gives and grants to BUYER the exclusive option, under the following terms and conditions, to purchase the real estate described at Exhibit “A”, said real estate to be surveyed, together with the buildings and all improvements thereon, the real estate described at Exhibit “A” as surveyed, together with the buildings and improvements thereon, sometimes hereinafter referred to as PROPERTY.
     1. Term of Option. BUYER shall exercise this option on or before January 30, 2007. BUYER may extend the time to exercise this option to January 30, 2008, provided on or before January 30, 2007, BUYER gives to SELLER written notice of BUYER’S desire to extend the time to exercise this option and pays to SELLER an additional One Thousand Five Hundred (Sl,.500.00) Dollars at the time of giving said written notice. If BUYER has not exercised this option on or before January 30, 2007, or on or before the extension date, this option shall terminate, be of no further force and effect, and SELLER shall be entitled to keep all sums paid under this agreement.
     2. Exercise of Option. This option may be exercised by giving written notice to SELLER, at SELLER’S address as set forth above, by certified mail, return receipt requested or by personal service, on or before midnight of January 30, 2007, or on or before midnight of the extension date.
     3. Purchase Price. The purchase price for the PROPERTY shall be Four Thousand Two Hundred ($4,200.00) Dollars per surveyed acre less the sum paid for this option. In addition, CHEESMAN shall receive the sum of Sixty Thousand ($60,000.00) Dollars for the Buildings located on Tract 1 of the PROPERTY,
     4. Survey. At any time after the execution of this option and during the option period or after the exercise of this option, BUY ER shall cause an ALTA/ACSM survey of the PROPERTY by Beals Surveying Corporation, Richmond, IN. The cost of the survey shall initially be paid by the BUYER. Provided, that if BUYER objects to any material matter disclosed by the survey and SELLER is not able to cure the defect as provided herein and BUYER cancels this agreement because of such material defect, then SELLER shall pay one-half (1/2) of the cost of the survey to BUYER. Provided, further, that if this transaction closes, SELLER shall pay one-half (1/2) of the cost of the survey by BUYER being credited with one-half (1/2) of the cost at the closing. BUYER shall have fourteen (14) days after the delivery of said survey to object to any material matter disclosed by the Survey. SELLER shall be able to cure any matter objected to by BUYER on or before fifteen (15) days prior to closing. In the event SELLER is unable to cure any material matter disclosed by the survey and objected to by BUYER, this agreement shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     5. Deed. Upon payment in full by BUYER to each SELLER of the purchase price for each SELLER’S tract of ground as herein stated, each SELLER agrees to convey said SELLER’S tract to BUYER by warranty deed, which warranty deed will convey the PROPERTY to the BUYER free and clear of any and all liens and encumbrances except easements and restrictions of record acceptable to BUYER, real estate taxes and assessments, those liens and encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER, and those liens and encumbrances as herein set forth and specified.
     6. Property Taxes. Each SELLER. shall pay all installments of property taxes which become due on said SELLER’S tract prior to the Closing. Property taxes and assessments relating to each tract for the calendar year of the Closing shall be prorated between the owner of said tract and BUYER as of the Closing date. If the actual amount of taxes for the calendar year of the Closing is not known at the time of the Closing date, the proration shall be based on the amount of taxes due and payable with respect to each tract for the calendar year immediately preceding the calendar year of the closing, and BUYER shall be credited on the closing statement at the Closing SELLER’S pro rata portion of those taxes.
     7. Evidence of Title. At any time after the execution of this option and during the option period or after the exercise of this option and after the completion of the survey and the request of BUYER, SELLER shall furnish BUYER a commitment for title insurance issued by a title company acceptable to BUYER certified to a date within thirty (30) days of delivery to BUYER, showing merchantable title to the PROPERTY in the name of SELLER. The cost of the commitment shall initially be paid by BUYER. Provided, that if BUYER objects to any material defect and SELLER is not able to cure the material defect as provided hereafter and BUYER cancels this transaction because of such material defect, then SELLER shall pay to BUYER. the cost of said title commitment. Provided, further, that if this transaction closes, then SELLER shall pay for the title insurance by BUYER being credited with such cost at the closing, The cost of updates to the title insurance commitment shall be paid by BUYER (with no credit) unless the updates are required because of material defects noted in the original commitment, in which case, SELLER shall pay for said updates. Each SELLER’S cost shall be determined by the Title Company. BUYER shall have fourteen (14) days after the delivery of said commitment for title insurance to notify SELLER of the acceptance of title or of any material defects therein. It is agreed by SELLER and BUYER that the following shall not be considered material defects in title: easements, covenants and restrictions of record acceptable to BUYER; real estate taxes and assessments; liens and encumbrances as set forth and mentioned in this agreement; any liens and encumbrances that may possibly attach to the PROPERTY by reason of the acts of omission or commission of the BUYER: and those liens and encumbrances that will be paid at the time of closing. SELLER shall be able to cure any material defects in title on or before fifteen (15) days prior to closing. In the event SELLER is unable to cure said material title defects, this agreement shall become null and void and all sums paid by BUYER to SELLER wider this option shall be retained by SELLER.
     On or before thirty (30) days after the closing of this transaction, SELLER shall deliver to BUYER a title insurance policy which shall show merchantable title to the PROPERTY in the name of BUYER and show said real estate to be free and clear of any and all liens and encumbrances except as set forth above.
     8. Right of Inspection and Investigation. At any time after the execution of this option and during the option period or after the exercise of this option, BUYER shall have the right, at BUYER’S expense, to conduct such inspections and investigations of the PROPERTY as BUYER may desire at BUYER’S absolute discretion. BUYER shall pay to each SELLER any damages caused by BUYER or BUYER’S agents, independent contractors or employees for damages to each SELLER’S tract as a result of BUYER’S inspections or investigations. In the event BUYER’S inspections and investigations reveal that any tract is not satisfactory for BUYER’S purposes, such determination to be in BUYER’S sole and absolute discretion, this option shall become null and void and all sums paid by BUYER to SELLER under this agreement shall be retained by SELLER.
     9. Permits to Allow Use of PROPERTY for BUYER’S Intended Purposes. At any time after the execution of this option, and during the option period, or after the exercise of this option, BUYER shall, at BUYER’S expense, pursue and obtain from all governmental authorities and nongovernmental entities, approvals which are necessary to permit the use of the PROPERTY for BUYER’S intended purposes.

SELLER shall execute such documents as are necessary and shall assist BUYER to obtain such approvals. In the event BUYER cannot obtain such approvals, this agreement shall become null and void and all sums paid by BUYER to SELLER under this option shall be retained by SELLER.
     10. Assignment. This option may not be assigned by BUYER to any individual, limited partnership, corporation or other entity unless the consent of the SELLER is first obtained in writing, however such written consent of the SELLER shall not be unreasonably withheld.
     11. Real Estate Agent. The parties agree that BUYER has no responsibility for the payment of any real estate agent or brokerage fees incurred in the sale of the PROPERTY.
     12. Recording. A memorandum of this option may be recorded in the public records of Randolph County, State of Indiana.
     13. Time. Time is of the essence of this option.
     14. Attorney’s Fees. After the exercise of this option by BUYER, in the event that either party shall fail or refuse to complete the transaction as provided for in this option, the non-prevailing party shall pay the prevailing party all reasonable expenses including, but not limited to, Attorney’s fees and Court costs, incurred by the prevailing party in any litigation., negotiation or transactions relating to, or arising out of, the enforcement of this option by the prevailing party.
     15. Expenses. SELLER. shall pay for the cost of deed preparation; the cost of an. Owner’s Policy of Title Insurance (as provided in paragraph 7 herein); the cost of curing title defects; and one-half (1/2) the cost of survey (as provided in paragraph 4 herein). :BUYER shall pay the cost of any inspections of the real estate under paragraph 8, the settlement fee and one-half (1/2) of the cost of the survey (subject to paragraph 4 herein).

Any other costs of this transaction will be paid by the party incurring the same.
     16. Closing. All transactions contemplated by this closing shall close at the law office of Robert G. Cook, 116 E. Washington. Street, Winchester, .N 47394, or such other place as may be agreed upon by the parties, thirty (30) days after the conditions of paragraphs 4, 7, 8, and 9 have been met and said transactions shall close on the same date and said transactions shall close on the same date as BUYER’S transaction with Dale Bartels and Bonnie Bartels, husband and wife. Provided, that this transaction shall, in any event, close no later than six (6) months after the date the option is exercised. Proceeds shall be distributed to each SELLER after all transactions are closed and after the transaction with Dale Bartels and Bonnie Bartels, husband and wife, is closed.
     17. SELLER’S Default. After the exercise by BUYER, in the event that SELLER shall refuse or fail to complete the transaction as provided for in this option, SELLER shall pay to. BUYER all sums paid to SELLER under this option and this option shall be considered null and void or, at the option of BUYER, BUYER may pursue such remedies as are available to BUYER at either law or equity.
     18. BUYER’S Default. After the exercise of this option by BUYER, in the event that BUYER shall refuse or fail to complete the transaction as provided for in this option, SELLER’S sole and only remedy shall be to retain all sums paid .under this option as liquidated damages and this option shall be considered null and void.
     19. Severability. If any provision of this option is held invalid by a Court of competent jurisdiction, it shall be considered deleted from this option, but such invalidity shall not affect the other provisions that can be given effect without the invalid provisions.
     20. Entire Agreement. This option constitutes the entire agreement between the parties. This option shall not be amended except by written agreement signed by both parties.
     21. Headings. Headings or titles to said sections or paragraphs of this option are solely for the convenience of the parties and shall have no effect whatsoever on the interpretation of the provisions of this agreement.
     22. Law Governing. This option shall be governed by the laws of the State of Indiana.
     23. Authority. The undersigned person executing this agreement for and on behalf of each SELLER represents and certifies that said person is the duly qualified trustee; said trust is in writing and in force and effect on the date of the execution of this option; and, the trustee is authorized by said trust to execute this option.
     24. Authority. The undersigned person executing this agreement for and on behalf of BUYER represents and certifies that he is the President of BUYER and he has authority to execute this agreement for and on behalf of BUYER
     25. Binding on Successors and Assigns. Provisions of this agreement will bind the successors and assigns of the respective parties
     26. Contingency: If the event BUYER does not close with any SELLER, or in the event that BUYER does not close with Dale Bartels and Bonnie Bartels, husband and wife, pursuant to BUYER’S agreement with Dale Bartels and Bonnie Bartels, husband and wife, this agreement shall he considered null and void and all sums paid under this option shall be retained by SELLER.
     27. Compliance with I.C. 32-21-5-1 et al. CHEESMAN shall comply with I.C. 32.-21-5-1 through I.C. 32-21-5-13 regarding the residence located on Tract 1 of the real estate described at Exhibit “A”.

     IN WITNESS WHEREOF, CHESSMAN has caused this option to be executed this 10th day of January, 2006; HARRIS TRUST has caused this option to be executed this 10th day of January, 2006; JAMES TRUST has caused this option to be executed this 10th day of January, 2006; and BUYER has caused this option to be executed this day ___ of___, 2006.

Cardinal Ethanol, LLC
/s/ Timothy L. Cheesman	By:	/s/ Troy A. Prescott

Timothy L. Cheesman		Troy A. Prescott
President

/s/ Diana S. Cheesman
Diana S. Cheesman

/s/ Lydia E. Haris Lydia E. Harris, Trustee of the Lydia E. Harris
Trust under a written trust agreement dated
September 18, 1992

/s/ Rex V. James, Trustee Rex V. James, Trustee of the Mary Frances James
Revocable Trust Agreement dated September 18, 2003

SELLER		BUYER

State of` Indiana,
County of Randolph, SS:
     Before me, the undersigned Notary Public in and for Randolph County, Indiana, this 10th day of January, 2006, came Timothy L. Cheesman and Diana S. Cheesman, husband and wife, and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal

/s/ Barbara F. Fisher

Notary Public
Printed Name: Barbara F. Fisher
County of Residence: Randolph
My Commission Expires
9/20/09
State of Indiana,
County of Delaware, SS:
     Before me, the undersigned Notary Public in and for Delaware County, Indiana, this 10th day of January, 2006, came Lydia E. Harris, Trustee of the Lydia E. Harris Trust under a written trust agreement dated September 18, 1992, and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal.

/s/ Carla M. Hulic

Notary Public
Printed Name: Carla M. Hulic
County of Residence: Randolph
My Commission Expires
March 20, 2007
State of` Indiana,
County of Randolph, SS:

     Before me, the undersigned Notary Public in and for Randolph County, Indiana, this 10th day of January, 2006, came Rex V. James, Trustee of the Mary Frances James Revocable Trust Agreement dated September 18, 2003, and acknowledged the execution of the foregoing instrument.

Witness my hand and official seal

/s/ Barbara F. Fisher

Notary Public
Printed Name: Barbara F. Fisher
County of Residence: Randolph
My Commission Expires
9/20/09
State of Indiana,
County of Randolph, SS:
     Personally appeared before me, the undersigned Notary Public in and for Randolph County, State of Indiana, this 10th day of January, 2006, Troy A. Prescott, personally known to m e to be President of Cardinal Ethanol, LLC, and after first being duly sworn upon his oath, acknowledged the execution of the above and foregoing instrument for and on behalf of Cardinal Ethanol, LLC, and stated that the representations contained therein are true.

/s/ Kerissa J. McComb

Notary Public
Printed Name: Kerissa J. McComb
County of Residence: Randolph

My Commission expires

9/28/12

This instrument prepared by Robert G. Cook, Attorney, Winchester, IN

The following described real estate situate in Randolph County, Indiana, to-wit:
TRACT 1:
Sixty (60) acres of even width off the entire south end of the west half of tile southwest quarter of Section thirteen (13), Township twenty (20) north, Range twelve (12) east.
TRACT II
The north half of the northwest quarter of the southwest quarter of Section 13, Township 20 north, Range 12 East, containing 20 acres, more or less; ALSO, that part of the south half of the northwest quarter of said Section 13, Township 20 north, Range 12 east, which lies south of the C.C.C. & St. Louis Railway containing 59.58 acres, more or less. EXCEPT, beginning at an iron rod at the west quarter corner of Section 13, (assuming that the west line of the northwest quarter runs north and. south), and running thence north, along the said west line, 137.66 feet to an iron rod; thence south 87 degrees 58 minutes east, 623.10 feet to an iron pipe; thence south 1 degree 00 minutes west, 123.50 feet to an iron pipe; thence north 89 degrees 34 minutes west, 311.68 feet to an iron pipe; thence south 71 degrees 24 minutes west 123.95 feet to an iron pipe, thence north 89 degrees 34 minutes west, 191,28 feet to an iron rod in the west line of the said southwest quarter; thence north 00 degrees 23 minutes west, along said west line, 43.57 feet to the place of beginning, containing an area of 2,118 acres, there being 1.875 acres in the northwest quarter and .243 acres in the southwest quarter. Containing after said exception 77.462 acres, more or less.
TRACT III:
All that part of the following described real estate lying north of the center line of the Angling Road:
The East half of the Southwest Quarter of Section thirteen (13), Township twenty (20) North, Range twelve (12) East, containing eight (80) acres, more or less.
EXCEPTING THEREFROM the following described real estate:
A part of the southeast quarter of the southwest quarter of Section thirteen (13), township twenty (20) north, Range twelve (12) east more particularly described as follows, to-wit: Beginning at a point in the center of the Angling Road, said point being located as follows: Commencing at the southeast corner of said southeast quarter of the southwest quarter and proceeding thence North ninety (90) degrees West, one thousand two hundred seventy and eighty-five hundredths (1,270,85) feet; thence proceeding north forty-four degrees twenty-six minutes forty seconds east (N 44° 26’ 44” E) nine hundred fifty-four and two hundredths (954.02) feet to the place of beginning of the tract hereafter described; thence continuing north forty-four degrees twenty-six minutes forty seconds east (N 44°26’ 40” E) along the center of said Angling Road, four hundred seventeen and sixteen hundredths (417.16) feet; thence proceeding south zero degrees zero minutes west (S 00° 00’ W), two hundred ninety eight and four hundredths (298.04) feet.; thence proceeding south ninety degrees zero minutes west (S 90°00’ W), two hundred ninety-two and thirty-two hundredths(292.32) feet to the place of beginning, containing 1.000 aces, more or less.
EXHIBIT “A”

Prescribed by the
State Board of Accounts		County Form 170
(2005)

Declaration
This form is to be signed by the preparer of a document and recorded with each document in accordance with IC 36-2-7.5-5(a).
I, the undersigned preparer of the attached document, In accordance with IC 36-2-7.5, do hereby affirm under the penalties of perjury:
1.	I have reviewed the attached document for the purpose of identifying and, to the extent permitted by law, redacting all Social Security numbers;

2.	I have redacted, to the extent permitted by law, each Social Security number in the attached document.
I, the undersigned, affirm under the penalties of perjury, that the foregoing declarations are true.

/s/ Robert G. Cook

Signature of Declarant

Robert G. Cook

Printed Name of Declarant